Exhibit 99.1
OneSpan Reports First Quarter 2025 Financial Results
•First quarter operating income increased 22% year-over-year to $17.2 million
•First quarter revenue decreased 2% year-over-year to $63.4 million
•First quarter subscription revenue increased 9% year-over-year to $43.6 million
•Annual Recurring Revenue (ARR) increased 9% year-over-year to $168.4 million1
•Net Retention Rate (NRR) of 107%2
BOSTON, May 1, 2025 – OneSpan Inc. (NASDAQ: OSPN) today reported financial results for the first quarter ended March 31, 2025.

“We reported another solid quarter that resulted in record high operating income and strong cash generation,” stated OneSpan CEO, Victor Limongelli. “The OneSpan team has done a great job in continuing to optimize our cost structure as we build for the future. We will continue to focus on operational excellence as we look to drive efficient revenue growth and profitability over the long-term.”
First Quarter 2025 Financial Highlights
•Total revenue was $63.4 million, a decrease of 2% compared to $64.8 million for the same quarter of 2024. Security Solutions revenue was $47.7 million, a decrease of 5% year-over-year. Digital Agreements revenue was $15.7 million, an increase of 9% year-over-year.
•ARR increased 9% year-over-year to $168.4 million.
•Gross profit was $47.1 million, or 74% gross margin, compared to $47.4 million, or 73% in the same period last year.
•Operating income was $17.2 million, compared to operating income of $14.1 million in the same period last year.
•Net income was $14.5 million, or $0.37 per diluted share, compared to net income of $13.5 million, or $0.35 per diluted share, in the same period last year. Non-GAAP net income was $17.7 million, or $0.45 per diluted share, compared to non-GAAP net income of $15.2 million, or $0.39 per diluted share in the same period last year.3
•Adjusted EBITDA was $23.0 million, compared to $20.2 million in the same period last year.3
•Cash and cash equivalents were $105.2 million at March 31, 2025 compared to $83.2 million at December 31, 2024.
Changes in Presentation of Non-GAAP Measures

Effective January 1, 2025, the beginning of our fiscal year ending December 31, 2025, we began including employer payroll taxes related to employee stock-based award transactions in the GAAP to non-GAAP reconciliation for our Non-GAAP Financial Measures discussed below, which include Adjusted EBITDA, Non-GAAP Net Income and Non-GAAP Net Income Per Diluted Share. We are excluding these payroll taxes from our non-GAAP results since they are tied to the timing and size of the vesting of the underlying stock-based awards and the price of our common stock at the time of vesting, which may vary from period to period independent of the operating performance of the Company. Employer payroll taxes related to employee stock-based award transactions amounted to $0.5 million in the first quarter of 2025 and $0.9 million for the full year 2024.

Also effective January 1, 2025, we began using a long-term projected non-GAAP tax rate of 20% for the purpose of determining our Non-GAAP Net Income and Non-GAAP Net Income Per Diluted Share to provide better consistency across interim reporting periods in fiscal 2025 and beyond. Given the significant growth of our Non-GAAP Net Income before income taxes in 2024, we believe this change is necessary to better reflect the performance of our business. We will continue to assess the appropriate non-GAAP tax rate on a regular basis, which could be subject to change for a variety of reasons, including the rapidly evolving global tax environment, significant changes in our geographic earnings mix, or other changes to our strategy or business operations.

Prior period amounts have been adjusted to reflect these changes.

Financial Outlook
For the Full Year 2025, OneSpan expects:
•Revenue to be in the range of $245 million to $251 million.
•ARR to be in the range of $180 million to $186 million.
•Adjusted EBITDA to be in the range of $72 million to $76 million.
Quarterly Cash Dividend

OneSpan’s Board of Directors has declared a quarterly cash dividend of $0.12 per share as part of the Company's recurring quarterly dividend program initiated in December 2024. This dividend will be paid on June 6, 2025 to shareholders of record as of the close of business on May 16, 2025. The declaration and payment of future dividends is subject to the sole discretion of the Board of Directors.

Conference Call Details
In conjunction with this announcement, OneSpan Inc. will host a conference call today, May 1, 2025, at 4:30 p.m. EDT. During the conference call, Mr. Victor Limongelli, CEO, and Mr. Jorge Martell, CFO, will discuss OneSpan’s results for the first quarter 2025.

For investors and analysts accessing the conference call by phone, please refer to the press release dated April 10, 2025, announcing the date of OneSpan’s first quarter 2025 earnings release. It can be found on the OneSpan investor relations website at investors.onespan.com.
The conference call is also available in listen-only mode at investors.onespan.com. Shortly after the conclusion of the call, a replay of the webcast will be available on the same website for approximately one year.
____________________________________________
1ARR is calculated as the approximate annualized value of our customer recurring contracts as of the measurement date. These include subscription, term-based license, and maintenance and support contracts and exclude one-time fees. To the extent that we are negotiating a renewal with a customer within 90 days after the expiration of a recurring contract, we continue to include that revenue in ARR if we are actively in discussion with the customer for a new recurring contract or renewal and the customer has not notified us of an intention to not renew. See our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025 for additional information describing how we define ARR, including how ARR differs from GAAP revenue.
2NRR is defined as the approximate year-over-year growth in ARR from the same set of customers at the end of the prior year period.
3An explanation of the use of Non-GAAP financial measures is included below under the heading “Non-GAAP Financial Measures.” A reconciliation of each Non-GAAP financial measure to the most directly comparable GAAP financial measure has also been provided in the tables below. We are not providing a reconciliation of Adjusted EBITDA guidance to GAAP net income, the most directly comparable GAAP measure, because we are unable to predict certain items included in GAAP net income without unreasonable efforts.
About OneSpan
OneSpan provides security authentication, identity, electronic signature and digital workflow solutions that protect and facilitate digital transactions and agreements. The Company delivers products and services that automate and secure customer-facing and revenue-generating business processes for use cases ranging from simple transactions to workflows that are complex or require higher levels of security. Trusted by global blue-chip enterprises, including more than 60% of the world’s largest 100 banks, OneSpan processes millions of digital agreements and billions of multi-factor authentication transactions in 100+ countries annually.
For more information, go to www.onespan.com. You can also follow @OneSpan on X (Twitter) or visit us on LinkedIn and Facebook.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of applicable U.S. securities laws, including statements regarding our 2025 financial guidance; our plans to continue our focus on operational excellence and drive efficient revenue growth and profitability over the long-term; and our general expectations regarding our operational or financial performance in the future. Forward-looking statements may be identified by words such as "seek", "believe", "plan", "estimate", "anticipate", “expect", "intend", "continue", "outlook", "may", "will", "should", "could", or "might", and other similar expressions. These forward-looking statements involve risks and uncertainties, as well as assumptions that, if they do not fully materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. Factors that could materially affect our business and financial results include, but are not limited to: our ability to attract new customers and retain and expand sales to existing customers; our ability to successfully develop and market new product offerings and product enhancements; changes in customer requirements; the potential effects of technological changes; the loss of one or more large customers; difficulties enhancing and maintaining our brand recognition; competition; lengthy sales cycles; unintended costs and consequences of our cost reduction and restructuring actions, including higher than anticipated restructuring charges, disruption to our operations, litigation or regulatory actions, or employee turnover; challenges retaining key employees and successfully hiring and training qualified new employees; security breaches or cyber-attacks; real or perceived malfunctions or errors in our products; interruptions or delays in the performance of our products and solutions; reliance on third parties for certain products and data center services; our ability to effectively manage third party partnerships, acquisitions, divestitures, alliances, or joint ventures; economic recession, inflation, tariffs or trade disputes, and political instability; claims that we have infringed the intellectual property rights of others; changing laws, government regulations or policies; pressures on price levels; component shortages; delays and disruption in global transportation and supply chains; impairment of goodwill or amortizable intangible assets causing a significant charge to earnings; actions of activist stockholders; and exposure to increased economic and operational uncertainties from operating a global business, as well as other factors described in the “Risk Factors” section of our most recent Annual Report on Form 10-K, as updated by the “Risk Factors” section of our subsequent Quarterly Reports on Form 10-Q (if any). Our filings with the Securities and Exchange Commission (the “SEC”) and other important information can be found in the Investor Relations section of our website at investors.onespan.com. We do not have any intent, and disclaim any obligation, to update the forward-looking information to reflect events that occur, circumstances that exist or changes in our expectations after the date of this press release, except as required by law.
Unless otherwise noted, references in this press release to “OneSpan”, “Company”, “we”, “our”, and “us” refer to OneSpan Inc. and its subsidiaries.

OneSpan Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended March 31,
	2025	2024
Revenue
Product and license	$37,240	$37,798
Services and other	26,126	27,045
Total revenue	63,366	64,843

Cost of goods sold
Product and license	8,718	9,706
Services and other	7,557	7,742
Total cost of goods sold	16,275	17,448

Gross profit	47,091	47,395

Operating costs
Sales and marketing	11,457	12,927
Research and development	7,928	8,259
General and administrative	9,547	10,007
Restructuring and other related charges	421	1,497
Amortization of intangible assets	556	595
Total operating costs	29,909	33,285

Operating income	17,182	14,110

Interest income, net	692	101
Other income (expense), net	(9)	291

Income before income taxes	17,865	14,502
Provision for income taxes	3,360	1,034

Net income	$14,505	$13,468

Net income per share
Basic	$0.38	$0.35
Diluted	$0.37	$0.35

Weighted average common shares outstanding
Basic	38,106	38,060
Diluted	39,027	38,463

OneSpan Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, unaudited)

	March 31,	December 31,
	2025	2024
ASSETS
Current assets
Cash and cash equivalents	$105,211	$83,160
Accounts receivable, net of allowances of $1,147 at March 31, 2025 and $1,600 at December 31, 2024	29,595	56,229
Inventories, net	11,028	10,792
Prepaid expenses	6,327	6,547
Contract assets	10,587	8,687
Other current assets	7,811	9,479
Total current assets	170,559	174,894
Property and equipment, net	21,105	20,966
Operating lease right-of-use assets	7,865	7,725
Goodwill	94,200	92,365
Intangible assets, net of accumulated amortization	6,923	7,481
Deferred income taxes	20,573	20,516
Other assets	12,585	14,787
Total assets	$333,810	$338,734
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$12,005	$13,310
Deferred revenue	51,850	67,465
Accrued wages and payroll taxes	9,540	13,793
Short-term income taxes payable	6,166	4,403
Dividend payable	193	4,765
Other accrued expenses	7,263	6,339
Deferred compensation	19	200
Total current liabilities	87,036	110,275
Long-term deferred revenue	2,933	3,390
Long-term lease liabilities	6,908	6,932
Deferred income taxes	3,771	3,680
Other long-term liabilities	2,043	1,927
Total liabilities	102,691	126,204
Commitments and contingencies
Stockholders' equity
Preferred stock: 500 shares authorized, none issued and outstanding at March 31, 2025 and December 31, 2024	—	—
Common stock: $0.001 par value per share, 75,000 shares authorized; 41,881 and 41,782 shares issued; 38,157 and 38,058 shares outstanding at March 31, 2025 and December 31, 2024, respectively	38	38
Additional paid-in capital	123,983	122,534
Treasury stock, at cost: 3,724 shares outstanding at March 31, 2025 and December 31, 2024, respectively	(47,380)	(47,380)
Retained earnings	165,746	151,256
Accumulated other comprehensive loss	(11,268)	(13,918)
Total stockholders' equity	231,119	212,530
Total liabilities and stockholders' equity	$333,810	$338,734

OneSpan Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands, unaudited)

	Three Months Ended March 31,
	2025	2024
Cash flows from operating activities:
Net income	$14,505	$13,468
Adjustments to reconcile net income from operations to net cash used in operations:
Depreciation and amortization of intangible assets	2,129	2,082
Loss on disposal of asset	36	—
Deferred tax expense (benefit)	75	(80)
Stock-based compensation	2,776	1,540
Provision for (recovery of) credit losses	(453)	(63)
Changes in operating assets and liabilities:
Accounts receivable	27,756	31,468
Inventories, net	203	623
Contract assets	93	(376)
Accounts payable	(1,437)	(5,137)
Income taxes payable	1,757	1,915
Accrued expenses	(3,641)	(4,758)
Deferred compensation	(181)	(317)
Deferred revenue	(16,593)	(13,547)
Other assets and liabilities	2,341	142
Net cash provided by operating activities	29,366	26,960

Cash flows from investing activities:
Additions to property and equipment	(1,626)	(3,045)
Additions to intangible assets	(19)	(35)
Net cash used in investing activities	(1,645)	(3,080)

Cash flows from financing activities:
Dividends paid	(4,587)	—
Contingent payment related to acquisition	—	(200)
Tax payments for restricted stock issuances	(1,327)	(1,595)
Net cash used in financing activities	(5,914)	(1,795)

Effect of exchange rate changes on cash	244	(734)

Net increase in cash	22,051	21,351
Cash, cash equivalents, and restricted cash, beginning of period	83,331	43,530
Cash, cash equivalents, and restricted cash, end of period	$105,382	$64,881

Operating Segments
We report our financial results under the following two lines of business, which are our reportable operating segments: Security Solutions and Digital Agreements.
•Security Solutions. Security Solutions consists of our broad portfolio of software products, software development kits (SDKs), and Digipass authenticator devices that are used to build applications designed to defend against attacks on digital transactions across online environments, devices, and applications. The software products and SDKs included in the Security Solutions segment are on-premises and, to a lesser extent, cloud software products, and include multi-factor authentication and transaction signing solutions, such as mobile application security and mobile software tokens.
•Digital Agreements. Digital Agreements consists of solutions that enable our clients to secure and automate business processes associated with their digital agreement and customer transaction lifecycles that require consent, non-repudiation and compliance. These solutions, which are largely cloud-based, include OneSpan Sign e-signature, OneSpan Notary, and Identity Verification.
Segment operating income (loss) consists of the revenues generated by a segment, less the direct costs of revenue, sales and marketing, research and development expenses, general and administrative expenses, restructuring and other related charges, and amortization of intangible assets expense that are incurred directly by a segment. Sales and marketing and research and development expenses were determined to be significant segment expenses. Unallocated corporate costs include costs related to administrative functions that are performed in a centralized manner that are not directly attributable to a particular segment.
Segment and consolidated operating results (unaudited):

	Three Months Ended March 31, 2025
(In thousands, except percentages)	Security Solutions	Digital Agreements	Corporate and Other	Total
Revenue	$47,713	$15,653	$—	$63,366
Cost of goods sold	11,628	4,647	—	16,275
Gross profit	36,085	11,006	—	47,091

Gross margin	76%	70%	*	74%

Sales and marketing	6,872	3,402	1,183	11,457
Research and development	4,919	3,006	3	7,928
Other segment items (1)(3)	134	1,231	9,159	10,524
Operating income (loss) (2)(4)	24,160	3,367	(10,345)	17,182

Interest income, net				692
Other income (expense), net				(9)
Income before income taxes				$17,865

	Three Months Ended March 31, 2024
(In thousands, except percentages)	Security Solutions	Digital Agreements	Corporate and Other	Total
Revenue	$50,429	$14,414	$—	$64,843
Cost of goods sold	12,926	4,522	—	17,448
Gross profit	37,503	9,892	—	47,395

Gross margin	74%	69%	*	73%

Sales and marketing	6,544	5,230	1,153	12,927
Research and development	4,000	4,231	28	8,259
Other segment items (1)(3)	1,081	696	10,322	12,099
Operating income (loss) (2)(4)	25,878	(265)	(11,503)	14,110

Interest income, net				101
Other income (expense), net				291
Income before income taxes				$14,502
*Percentage not meaningful.
(1)     Security Solutions other segment items includes general and administrative expense and restructuring and other related charges for the three months ended March 31, 2025 and 2024.
(2)     Security Solutions operating income includes $0.2 million of total amortization and depreciation expense for the three months ended March 31, 2025 and 2024, respectively.
Security Solutions operating income includes $0.2 million and $1.1 million of restructuring and other related charges for the three months ended March 31, 2025 and 2024, respectively.
(3)     Digital Agreements other segment items includes general and administrative expense, restructuring and other related charges, and amortization of intangibles for the three months ended March 31, 2025 and 2024.
(4) Digital Agreements operating income (loss) includes $1.7 million and $1.6 million of total amortization and depreciation expense for the three months ended March 31, 2025 and 2024, respectively.
Digital Agreements operating income (loss) includes $0.2 million and $0.1 million of restructuring and other related charges for the three months ended March 31, 2025 and 2024, respectively.

Revenue by major products and services (unaudited):

	Three Months Ended March 31,
	2025		2024
(In thousands)	Security Solutions	Digital Agreements	Security Solutions	Digital Agreements
Subscription	$28,072	$15,545	$26,182	$13,812
Maintenance and support	7,984	24	10,066	505
Professional services and other (1)	594	84	1,605	97
Hardware products	11,063	—	12,576	—
Total Revenue	$47,713	$15,653	$50,429	$14,414
(1)Professional services and other includes perpetual software licenses revenue, which was immaterial for the three months ended March 31, 2025 and approximately 1% of total revenue for the three months ended March 31, 2024.

Non-GAAP Financial Measures
We report financial results in accordance with GAAP. We also evaluate our performance using certain non-GAAP financial metrics, namely Adjusted EBITDA, Non-GAAP Net Income and Non-GAAP Net Income Per Diluted Share. Our management believes that these measures, when taken together with the corresponding GAAP financial metrics, provide useful supplemental information regarding the performance of our business, as further discussed in the descriptions of each of these non-GAAP metrics below.
These non-GAAP financial measures are not measures of performance under GAAP and should not be considered in isolation or as alternatives or substitutes for the most directly comparable financial measures calculated in accordance with GAAP. While we believe that these non-GAAP financial measures are useful for the purposes described below, they have limitations associated with their use, since they exclude items that may have a material impact on our reported results and may be different from similar measures used by other companies. Additional information about the non-GAAP financial measures and reconciliations to their most directly comparable GAAP financial measures appear below.
Adjusted EBITDA
We define Adjusted EBITDA as net income before interest, taxes, depreciation, amortization, long-term incentive compensation and related payroll tax expense, restructuring and other related charges, and certain non-recurring items, including acquisition related costs, rebranding costs, and non-routine shareholder matters. We use Adjusted EBITDA as a simplified measure of performance for use in communicating our performance to investors and analysts and for comparisons to other companies within our industry. As a performance measure, we believe that Adjusted EBITDA presents a view of our operating results that is most closely related to serving our customers. By excluding interest, taxes, depreciation, amortization, long-term incentive compensation and related payroll tax expense, restructuring costs, and certain other non-recurring items, we are able to evaluate performance without considering decisions that, in most cases, are not directly related to meeting our customers’ requirements and were either made in prior periods (e.g., depreciation, amortization, long-term incentive compensation and related payroll tax expense, non-routine shareholder matters), deal with the structure or financing of the business (e.g., interest, one-time strategic action costs, restructuring costs, impairment charges) or reflect the application of regulations that are outside of the control of our management team (e.g., taxes). In addition, removing the impact of these items helps us compare our core business performance with that of our competitors.
Reconciliation of Net Income to Adjusted EBITDA
(in thousands, unaudited)

	Three Months Ended March 31,
(In thousands)	2025	2024
Net income	$14,505	$13,468
Interest income, net	(692)	(101)
Provision for income taxes	3,360	1,034
Depreciation and amortization of intangible assets (1)	2,129	2,082
Long-term incentive compensation and related payroll tax expense (2)	3,248	2,046
Restructuring and other related charges (3)	446	1,516
Other non-recurring items (4)	39	171
Adjusted EBITDA	$23,035	$20,216
(1) Includes cost of sales depreciation and amortization expense directly related to delivering cloud subscription revenue of $1.1 million and $0.8 million for the three months ended March 31, 2025 and 2024, respectively. Costs are recorded in "Services and other cost of goods sold" on the condensed consolidated statements of operations.
(2) Long-term incentive compensation and related payroll tax expense includes stock-based compensation and related payroll tax expense, and cash incentive grants awarded to employees located in jurisdictions where we do not issue stock-based compensation due to tax, regulatory or similar reasons. The immaterial expense associated with these cash incentive grants was less than $0.1 million and $0.1 million for the three months ended March 31, 2025 and 2024, respectively.

Starting January 1, 2025, employer payroll taxes related to employee stock-based award transactions are included in long-term incentive compensation and related payroll tax expense. Prior period amounts have been adjusted to reflect these changes. Employer payroll taxes related to employee stock-based award transactions amounted to $0.5 million and $0.4 million for the three months ended March 31, 2025 and 2024, respectively.
(3) Includes restructuring and other related charges of less than $0.1 million for both the three months ended March 31, 2025 and 2024. These charges are recorded in "Services and other cost of goods sold" on the condensed consolidated statements of operations.
(4) For the three months ended March 31, 2025 and 2024, other non-recurring items consist of less than $0.1 million and $0.2 million, respectively, of fees related to non-recurring projects.
Non-GAAP Net Income and Non-GAAP Net Income Per Diluted Share
We define Non-GAAP Net Income and Non-GAAP Net Income Per Diluted Share as net income or net income per diluted share, as applicable, before the consideration of long-term incentive compensation expenses, the amortization of intangible assets, restructuring costs, and certain other non-recurring items. We use these measures to assess the impact of our performance excluding items that can significantly impact the comparison of our results between periods and the comparison to competitor results.
We exclude long-term incentive compensation and related payroll tax expense because our long-term incentives generally reflect the use of restricted stock unit grants or cash incentive grants, including incentives directly tied to the performance of the business, while other companies may use different forms of incentives that have different cost impacts, which makes comparison difficult. We exclude amortization of intangible assets as we believe the amount of such expense in any given period may not be correlated directly to the performance of the business operations and that such expenses can vary significantly between periods as a result of new acquisitions, the full amortization of previously acquired intangible assets, or the write down of such assets due to an impairment event. However, intangible assets contribute to current and future revenue, and related amortization expense will recur in future periods until expired or written down.
We also exclude certain non-recurring items including one-time strategic action costs and non-recurring shareholder matters, as these items are unrelated to the operations of our core business. By excluding these items, we are better able to compare the operating results of our underlying core business from one reporting period to the next.

We use a long-term projected non-GAAP tax rate of 20% for the purpose of determining our Non-GAAP Net Income and Non-GAAP Net Income Per Diluted Share to provide better consistency across interim reporting periods. We will assess the appropriate non-GAAP tax rate on a regular basis, which could be subject to change for a variety of reasons, including the rapidly evolving global tax environment, significant changes in our geographic earnings mix, or other changes to our strategy or business operations.

Reconciliation of Net Income to Non-GAAP Net Income
(in thousands, except per share data)
(unaudited)

	Three Months Ended March 31,
(In thousands)	2025	2024
Net income	$14,505	$13,468
Provision for income taxes	3,360	1,034
Income before income taxes	17,865	14,502
Long-term incentive compensation and related payroll tax expense (1)	3,248	2,046
Amortization of intangible assets (2)	556	716
Restructuring and other related charges (3)	446	1,516
Other non-recurring items (4)	39	171
Non-GAAP net income before income taxes	22,154	18,951
Non-GAAP provision for income taxes (5)	(4,431)	(3,790)
Non-GAAP net income	$17,723	$15,161

Non-GAAP net income per share, diluted	$0.45	$0.39

Weighted-average shares used to compute non-GAAP net income per share, diluted	39,027	38,463
(1)Long-term incentive compensation and related payroll tax expense includes stock-based compensation and related payroll tax expense, and cash incentive grants awarded to employees located in jurisdictions where we do not issue stock-based compensation due to tax, regulatory or similar reasons. The immaterial expense associated with these cash incentive grants was less than $0.1 million and $0.1 million for the three months ended March 31, 2025 and 2024, respectively.
Starting January 1, 2025, employer payroll taxes related to employee stock-based award transactions are included in long-term incentive compensation and related payroll tax expense. Prior period amounts have been adjusted to reflect these changes. Employer payroll taxes related to employee stock-based award transactions amounted to $0.5 million and $0.4 million for the three months ended March 31, 2025 and 2024, respectively.
(2)Includes cost of sales amortization expense directly related to delivering cloud subscription revenue of $0 and $0.1 million for the three months ended March 31, 2025 and 2024, respectively. Costs are recorded in "Services and other cost of goods sold" on the condensed consolidated statements of operations.
(3)Includes restructuring and other related charges of less than $0.1 million for both the three months ended March 31, 2025 and 2024, respectively. These charges are recorded in "Services and other cost of goods sold" on the condensed consolidated statements of operations.
(4)See the footnotes to the Reconciliation of Net Income to Adjusted EBITDA for a description of the components of other non-recurring items for each period presented.
(5)Starting January 1, 2025, we began using a long-term projected non-GAAP tax rate of 20% for the purpose of determining our Non-GAAP Net Income and Non-GAAP Net Income Per Diluted Share to provide better consistency across interim reporting periods in fiscal 2025 and beyond. Prior period amounts have been adjusted to reflect this change.
Copyright© 2025 OneSpan North America Inc., all rights reserved. OneSpan™ is a registered or unregistered trademark of OneSpan North America Inc. or its affiliates in the U.S. and other countries.
Investor Contact:
Joe Maxa
Vice President of Investor Relations
+1-312-766-4009
joe.maxa@onespan.com